NEWS
RELEASE

2005-19

FOR IMMEDIATE RELEASE
Contact: Doug Aron
(713) 688-9600 x145

FRONTIER OIL ELECTS NEW DIRECTOR

HOUSTON, TEXAS, October 20, 2005- Frontier Oil Corporation (NYSE: FTO) is pleased to announce that Michael E. Rose has been elected to the Board of Directors and will serve as the Company’s Audit Committee Chairman. Mr. Rose most recently served as Executive Vice President and Chief Financial Officer for Anadarko Petroleum Corporation. He retired from Anadarko in December of 2003 after 25 years of service and now is involved in private investments and real estate development in Texas, Florida and North Carolina. Mr. Rose currently serves on the board of directors for Woodforest National Bank and is a certified public accountant.

Mr. Rose is replacing Carl W. Schafer, former director and audit committee chairman, who passed away in July of this year.

Frontier operates a 110,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.

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